UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2023

AppTech Payments Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-27569	66-0847995
(Commission File Number)	(IRS Employer Identification No.)

5876 Owens Ave, Suite 100

Carlsbad, California 92008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (760) 707-5959

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	APCX	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $4.15	APCXW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On May 4, 2023, AppTech Payments Corp. (the “Company”) notified Infinios Financial Services BSC (formally NEC Payments B.S.C) (“Infinios”) of its termination for convenience, an amenable effective termination date is being negotiated (the “Termination Date”) of the Company’s strategic partnership with Infinios through which the Company licensed, in part, the Company’s digital financial technology platform (the “Platform”). The termination relates to the Company’s recent development of its newest technology. With these developments, the Company determined that the technology licensed by Infinios was no longer necessary to support its CommerseTM Platform.

On October 1, 2020, the Company entered a strategic partnership with Infinios through a series of agreements, which included the following: (a) Subscription License and Services Agreement; (b) Digital Banking Platform Operating Agreement; (c) Subscription License Order Form; and (d) Registration Rights Agreement (collectively the “Agreements”). On February 11, 2021, the Company entered into an amended and restated Subscription License and Services Agreement, Digital Banking Platform Operating Agreement and Subscription License Order Form with Infinios (collectively the “Restated Agreements”). The gross total fees due under the Restated Agreements are $2.2 million, excluding pass-through costs associated with infrastructure hosting fees.

As of the Termination Date, the Restated Agreements will be terminated in their entirety and Infinios will not be entitled to any annual maintenance subscription fee or infrastructure support fee from the Company. In addition, as of the Termination Date, the Company will have no further obligation to integrate the technology previously licensed under the Restated Agreements and will instead utilize the Company’s proprietary technology to support the Platform.

With an eye toward the expansion of its GTM strategy, AppTech is in the process of growing its capabilities by partnering with technology providers in North America. The first of these partnerships is with Nuvei, a Nasdaq-listed Fintech company. This partnership with Nuvei allows AppTech to continue to focus on the strategic buildout of its patent-backed suite of communication and financial technologies. Partnerships such as these ensure AppTech can work quickly, efficiently, and cost-effectively to meet its customers' rapidly evolving needs.

AppTech is also actively having conversations with other potential partners that can help streamline the delivery of its BaaS solutions, including peer-to-peer remittance capabilities, and further bolster AppTech's portfolio of Fintech products.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the Company’s broader strategic review of its proprietary technology; the adequacy of the Company’s cash, cash equivalents and marketable securities to fund its planned operations and the timing thereof; and other statements that are not historical fact. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. The Company’s actual results may differ materially and adversely from those expressed in these forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties related to: the impact of macroeconomic factors, including the effects of the COVID-19 pandemic, the ongoing conflict between Russian and Ukraine, and bank failures on the global business environment and the business and operations of the Company; the research and development process; the potential for the Company to cease development of these technologies; the Company’s lack of resources to fully develop and commercialize its product; the Company’s cash position, including the risk that the Company’s future viability beyond one year from the date of issuance of its consolidated financial statements included in the Form 10-K is dependent on its ability to raise substantial additional capital to finance its operations; the Company’s ability to effectuate plans to address its liquidity needs, including cost-preservation measures, and to continue as a going concern; and the Company’s ability to raise additional capital on acceptable terms or at all. These risks and uncertainties are described more fully in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2022. The information contained in this Current Report on Form 8-K is as of June 7, 2023, and the Company undertakes no duty to update forward-looking statements contained in this Current Report on Form 8-K except as required by applicable laws.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPTECH PAYMENTS CORP.

Date: June 7, 2023	By:	/s/ Luke D’Angelo
Luke D’Angelo
Chief Executive Officer

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